Exhibit 99.1

National Dentex Corporation Announces Revised Fourth Quarter and Full
                          Year 2004 Results;
            Will Be Restating First Three Quarters Of 2004

    WAYLAND, Mass.--(BUSINESS WIRE)--May 9, 2005--National Dentex Corporation (NASDAQ:NADXE), one of the largest owner/operators of dental laboratories in the United States, today announced it had substantially completed the process of closing its accounting records for fiscal 2004, the final step needed before it can finalize the preparation of its Annual Report on Form 10-K for filing with the United States Securities and Exchange Commission ("SEC"). As previously announced, National Dentex has been unable to file its Form 10-K for its fiscal year ended December 31, 2004 by the extended due date of March 31, 2005 as it is in the process of reviewing, in conjunction with its independent auditors PricewaterhouseCoopers LLP ("PwC"), the valuation and accounting for intangible assets recorded in connection with certain acquisitions. National Dentex believes that today's announcement represents an important step necessary before it can finalize and file its Form 10-K and thus regain compliance with Nasdaq's continued listing standards.
    In connection with its completion of this review, the closing of its accounting records and preparing its Annual Report on Form 10-K, management and the audit committee have concluded to restate the financial statements contained in its previously filed Quarterly Reports on Form 10-Q for each of the first three fiscal quarters of 2004 to adjust the accounting for intangible assets recorded in connection with certain acquisitions. During this process National Dentex, in consultation with an independent third party valuation firm, analyzed all the subject acquisitions and identified two intangible assets it had not previously recognized apart from goodwill: customer relationships and trade names. The accounting treatment for these intangible assets requires amortization expense over the estimated economic useful life for customer relationships and impairment testing and associated expense, if any, for trade names. In addition, National Dentex will revise the classification of these intangible assets in the consolidated balance sheets of the financial statements previously issued.
    National Dentex has concluded that the adjustments required by this restatement are not material to any of its previously filed Quarterly Reports on Form 10-Q. However, the significance of the cumulative adjustment of approximately $292,000, or $.06 per share on a diluted basis, precludes it from being recorded in the fourth quarter of 2004, thereby necessitating amendments to the SEC filings on Form 10-Q made with respect to the previous three quarters. In light of this conclusion, National Dentex has determined that this accounting adjustment is not, in itself, a material weakness in internal control over financial reporting. Management is currently finalizing its Report on Internal Control over Financial Reporting. This report is expected to be included in National Dentex's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 when ready for submission to the SEC.
    National Dentex also announced that to reflect these changes it needed to update its financial results for the fourth quarter and year ended December 31, 2004 from the results originally announced in its press release dated February 25, 2005. National Dentex currently believes that no other previously filed periodic report, financial statement, or press release needs to be amended to reflect these adjustments to its purchase accounting of identified intangible assets.
    The effect of today's announcements on net income and net income per share on a fully diluted basis (as adjusted for a three-for-two stock split effected on December 31, 2004) from previously reported results is summarized in the following table:


                                Quarter Ended              Fiscal Year
                                 (unaudited)                  Ended
                                                           (unaudited)
                   --------------------------------------- -----------
                   03-31-04  06-30-04  09-30-04  12-31-04    12-31-04
                   --------- --------- --------- --------- -----------
Net income:

As previously
 reported on Form
 10-Q                $1,705    $2,058      $980
As previously
 reported on
 earnings release
 dated 02-25-05                                      $708      $5,451
Less purchase
 accounting
 adjustment            (124)      (36)      (45)      (87)       (292)
                   --------- --------- --------- --------- -----------
Net income as
 restated            $1,581    $2,022      $935      $621      $5,159

Net income per
 fully diluted
 share:
As previously
 reported on Form
 10-Q                  $.32      $.37      $.18
As previously
 reported on
 earnings release
 dated 02-25-05                                      $.13       $1.00
Less: Purchase
 accounting
 adjustment            (.03)        -      (.01)     (.02)       (.06)
                   --------- --------- --------- --------- -----------
Net income per
 fully diluted
 share as restated     $.29      $.37      $.17      $.11        $.94

    Commenting on today's announcement, David Brown, President and CEO of National Dentex, stated: "We have restated our income figures for the first three quarters of 2004 from what had been previously filed with the SEC. We will be amending our Quarterly Reports on Form 10-Q as promptly as possible to reflect this fact. This will involve our preparation of amended reports and a review of those reports by our independent auditors. The results we are announcing today for each of our fiscal 2004 quarters and for the full year include additional charges relating to purchase accounting and the valuation and separation of customer relationship and trade name value from goodwill. Notwithstanding the accounting treatment of these non cash items on an ongoing basis, we will continue to pursue what we believe to be a sound and sensible business goal of acquiring high quality, service oriented and technically proficient laboratories to enhance our existing network. This additional expense and the previously reported initial costs associated with the compliance of various new disclosure requirements mandated by the Sarbanes-Oxley Act have exerted a negative pull on our earnings in 2004. However, looking forward, we believe that our overall acquisition program and our continued emphasis on internal improvements will allow us to proceed with our expansion plans which we believe will afford us good opportunities for profitable growth."
    Mr. Brown added: "I want to thank our shareholders for their patience and our employees for their dedication and commitment as we worked through the lengthy year-end financial reporting process. We were disappointed that some of our previously reported numbers need to be restated to better reflect certain accounting pronouncements. We wish the process had not taken as long as it has, but remain committed to squaring our corners, rather than cutting them, and are fully resolved to comply with all applicable accounting and disclosure requirements. Through it all, we remain true to our values and principles and have great hope for continued success in the future."

    About National Dentex

    National Dentex Corporation serves an active customer base of over 22,000 dentists through 45 dental laboratories located in 30 states. National Dentex's dental laboratories provide a full range of custom-made dental prosthetic appliances, including dentures, crowns and fixed bridges, and other dental specialties.

    Safe Harbor Statement

    This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding our future performance, opportunities, and expected courses of action, that are based on our current expectations, beliefs, assumptions, estimates, forecasts and projections about the industry and markets in which National Dentex operates. The statements contained in this release are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Important factors that may affect future operating and financial results include the timing, duration and effects of adverse changes in overall economic conditions; National Dentex's ability to acquire and successfully operate additional laboratories; governmental regulation of health care; trends in the dental industry towards managed care; increases in labor, benefits and material costs; product development risks; technological innovations; compliance with evolving federal securities, accounting, and marketplace rules and regulations applicable to publicly-traded companies on the Nasdaq National Market; and other risks indicated from time to time in National Dentex's filings with the Securities and Exchange Commission.


                      National Dentex Corporation
                           Earnings Results
                 (In Thousands, except per share data)

                                Quarter Ended     Twelve Months Ended
                                December  31,         December 31,
                             -------------------- --------------------
                               2003       2004      2003       2004
                                      (Unaudited)          (Unaudited)
                             -------- ----------- -------- -----------

Net Sales                    $25,769     $27,599  $99,274    $111,753
Cost of Goods Sold            15,459      17,059   59,534      66,953
                             -------- ----------- -------- -----------
   Gross Profit               10,310      10,540   39,740      44,800

Operating Expenses             7,650       9,375   30,102      35,755
                             -------- ----------- -------- -----------
   Operating Income            2,660       1,165    9,638       9,045

Other Expense                     78         117      296         405
Interest (Income) Expense          -          14      (21)         42
                             -------- ----------- -------- -----------
   Income Before Tax           2,582       1,034    9,363       8,598

Income Taxes                   1,084         413    3,606       3,439
                             -------- ----------- -------- -----------
   Net Income                 $1,498        $621   $5,757      $5,159
                             ======== =========== ======== ===========


Weighted Average
   Shares Outstanding:
      - Basic                  5,145       5,220    5,131       5,187
      - Diluted                5,296       5,516    5,216       5,465

Net Income per Share:
      - Basic                  $0.29       $0.12    $1.12        $.99
      - Diluted                $0.28       $0.11    $1.10        $.94


                      National Dentex Corporation
                      Selected Balance Sheet Data
                            (In thousands)

                                             December 31, December 31,
                                                 2003         2004
                                             ------------ ------------
                                                          (Unaudited)

Cash and Equivalents                              $1,835       $2,216
Accounts Receivable - net                         11,914       12,992
Current Assets                                    21,930       23,527
Current Liabilities                                9,678        9,777

Working Capital                                   12,252       13,750

Total Assets                                      73,989       81,831

Long Term Obligations                              4,171        5,171
Stockholders' Equity                             $60,140      $66,883


    CONTACT: National Dentex Corporation
             Richard F. Becker, 508-358-4422
             Vice President, Treasurer & CFO